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                                                                    EXHIBIT 10.5


                          AGENCY AND REFERRAL AGREEMENT


      THIS AGENCY AND REFERRAL AGREEMENT (the "Agreement") is made this 5th day of June, 2001, by and between AT&T WIRELESS SERVICES, INC., a Delaware corporation with offices at 7277 -- 164th Avenue NE, Redmond, WA 98052, as agent for its wireless operating affiliates (collectively "AWS") and AT&T Corp., a New York corporation with offices at 295 North Maple Ave., Basking Ridge, NJ 07920 ("AT&T").


                                    RECITALS

      A. AWS markets and sells wireless voice and data telecommunications products, applications and services ("Service") to qualified customers in various areas in the United States.

      B. AT&T, among other things, will market various telecommunications services to business customers.

      C. In connection with the separation of AWS from AT&T, the parties to this Agreement wish to establish a relationship under which AT&T, through its Business Services division, will use its sales force for the referral of business subscribers to AWS' Service, under the terms and conditions set forth below.


                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual promises and covenants provided herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.    DEFINITIONS.

      1.1 AFFILIATE. "Affiliate" of a party means an entity which is controlled by, controls or is under common control with the party.


      1.2 CHANGE OF CONTROL. "Change of Control" shall have the meaning set forth for it in the Separation and Distribution Agreement dated as of June 4, 2001, by and between AT&T Corp. and AT&T Wireless Services, Inc.


      1.3 CONFIDENTIAL INFORMATION. "Confidential Information" has the meaning set forth in Section 9 below.


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      1.4 CPNI. "CPNI" means Customer Proprietary Network Information as defined in the Telecommunications Act of 1996, and the rules promulgated thereunder.

      1.5 DEFAULTING PARTY. "Defaulting Party" has the meaning set forth in Section 6 below.

      1.6 EFFECTIVE DATE. "Effective Date" means the date upon which the separation of AWS (or the Affiliate of AWS which will serve as the vehicle for holding all of AT&T's wireless assets) from AT&T is effective.

      1.7 END USERS. "End Users" means those employees of a Subscriber who receive Service from AWS under the account of a Subscriber, either directly under the contract of the Subscriber or who purchase Service with personal liability under an AWS-approved sponsorship program.

      1.8 EQUIPMENT. "Equipment" means wireless terminal devices and related equipment offered to Subscribers and End Users by AWS.

      1.9 LARGE BUSINESS CUSTOMER. "Large Business Customer" means a corporate or government entity who purchases a qualified large business program from AWS. As of the date of this Agreement, the qualified large business programs include Corporate Digital Advantage, Worldview, Wireless Office Service and Enterprise Wireless Data. AWS may amend the qualified large business programs available from time to time upon 90 days' prior written notice to AT&T.

      1.10 MARKS. "Marks" means the service marks, trademarks, trade names, brands, logos, taglines, and other identifying marks of a party.

      1.11 MARK RULES. "Mark Rules" means the rules and procedures prescribed by a party regarding the use of its Marks, as those rules and procedures may be amended from time to time by such party.

      1.12 NON-DEFAULTING PARTY. "Non-Defaulting Party" has the meaning set forth in Section 6 below.

      1.13 PROSPECTS.   "Prospects" means prospective Large Business
Customers identified and agreed to by both parties.

      1.14 SERVICE.  "Service" has the meaning set forth in Recital A above.

      1.15 SMALL BUSINESS CUSTOMER. "Small Business Customer" means a business or government entity that has purchased Service from AWS under a small business program, as may be defined by AWS from time to time.


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      1.16 SUBSCRIBER. "Subscriber" means each Large or Small Business Customer who purchases Service from AWS as a result of the efforts of AWS and AT&T as described in this Agreement.


2.    GENERAL RESPONSIBILITIES.

      2.1 JOINT EFFORTS. Subject to compliance with all applicable laws, the parties agree to use commercially reasonable efforts to cooperate in marketing and promoting the Service to Prospects and to potential Small Business Customers as set forth in this Agreement. Except as expressly agreed to by the parties in writing, each party shall be responsible for the cost and expenses of conducting its business and its share of any expenses of joint marketing activities.

      2.2 PROSPECT IDENTIFICATION. AWS and AT&T will jointly identify Prospects which will be the focus of the parties efforts with respect to potential Large Business Customers under this Agreement. Each Prospect must qualify as a Subscriber for AWS' Service.

      2.3 AWS SUBSCRIBERS. AT&T acknowledges and agrees that Subscribers who activate Service as a result of any activity undertaken pursuant to this Agreement shall be customers of AWS with respect to the Service, Equipment and related applications covered by the agreements between AWS and the Subscribers.

      2.4 REGULAR REVIEWS. The parties will meet at intervals of no greater than one year to review the operation of this Agreement and resolve any issues which have arisen under this Agreement.

      2.5 BUNDLES. In the event a party wishes to offer a bundled service where the communications services of the other party are fully integrated into the communications services offered to the customer and is not separately priced or identified on the customer's bill (e.g. single bucket offers), the offering party will give the other party a right to bid to participate in the bundled offer. In the event that the parties work together to provide an integrated bundled offer and such offer has been developed and launched commercially, each party will participate in the integrated bundled offer under the terms agreed by the parties with the other party on an exclusive basis for the earlier of one year or the expiration of the availability of the bundle. At the end of that period, either party may withdraw from the offer by providing the other party 90 days' prior written notice but must continue to provide the service and support to existing customers of the integrated bundled offer for the life of the customer contract or for one year after termination, whichever is longer.

3.    AT&T RESPONSIBILITIES.

      3.1 SALES ACTIVITIES. AT&T will act as a limited agent for AWS in soliciting and referring qualified Subscribers to AWS Service. Except as set forth explicitly in this Agreement, AT&T's agency will be nonexclusive.


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            3.1.1 With respect to Large Business Customers, AT&T will provide sales assistance and will work with AWS sales personnel in identifying Prospects, introductions, presentations, trade shows and events, and sales activities up to and through contract negotiations and contract execution. AT&T will develop and present AWS-approved offer and marketing materials to the Prospects. Promptly after execution of this Agreement, the parties will agree on a sales process and plan for approaching and engaging Prospects.

            3.1.2 With respect to Small Business Customers, AT&T will use its telesales and internet distribution channels to refer potential Subscribers to AWS.

                  (a) With respect to the telesales channel, AT&T may refer potential Subscribers to AWS through a transfer of the potential Subscriber's call from AT&T to an AWS call center. Promptly after execution of this Agreement, the parties will agree on a process for accepting and routing such calls.

                  (b) With respect to the internet, AT&T will display various AWS icons provided by AWS from time to time on AT&T's web site designed for small businesses at such locations as will be agreed by the parties from time to time. Such icons will hyperlink to an AWS web site. In no event may the AWS icon be placed on the same web page as the trademark or logo of any competitor of AWS. The hyperlinks will be subject to each party's approval and will otherwise comply with AWS' guidelines for custom hyperlinks (including technical, functional and appearance requirements).


            3.1.3 AT&T will conduct all sales efforts under this Agreement in a manner designed to preserve and enhance the goodwill associated with the name and reputation of AWS and AWS' Service. AT&T will at all times represent AWS as the Service provider. AT&T shall use only authorized AWS pricing, agreements, forms and enrollment procedures, as may be amended from time to time by AWS. AT&T will take all reasonable steps to confirm the accuracy of information provided by Prospects as required by the forms and procedures. AT&T shall have no right, power or authority to make any representations or warranties regarding the Service except as directed or approved by AWS.

      3.2 TERRITORY. AT&T may solicit potential Subscribers within the United States. AT&T acknowledges that AWS does not provide Service in all areas of the United States and that potential Subscribers may not be activated by AWS as a result of the Subscriber failing to meet geographic requirements for Service offered by AWS. In the event that AWS acquires and controls a facilities-based wireless operator outside of the United States, the parties will negotiate in good faith an agency agreement regarding the territory covered by such operator.

      3.3 SALES PERSONNEL. AT&T will dedicate the appropriate number of persons necessary to engage in Service sales activities to Prospects. These persons will be, at all


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times, knowledgeable of the specifications, features and requirements of the
Service, capable of professionally describing them to Prospects, and aware of the restrictions on use of AWS' and its customers' Confidential Information.

      3.4 REFERRAL OF PROSPECTS. AT&T will submit all proposed Prospects requests for Service to AWS for AWS' review, acceptance or negotiation, in AWS' sole discretion.


      3.5 NONDIVERSION AND PROSPECT EXCLUSIVITY.

            3.5.1 SALES INFORMATION. AT&T will not use any information provided to it by AWS to divert any customer of AWS from using AWS' Service.

            3.5.2 SUBSCRIBERS. AT&T will refrain from offering any competitive wireless service to any Subscriber with respect to which AT&T provided any agency services, either under this Agreement or under AT&T's prior relationship with AWS, up to the date ninety (90) days' prior to the expiration of the Subscriber's contract with AWS. Upon request, AWS will inform AT&T of when the 90 day period begins for its Subscriber contracts so that AT&T can comply with this section. For purposes of this paragraph, the presumption shall be that AWS Subscribers as of the Effective Date on the following contracts with AWS are customers for whom AT&T previously provided agency services: Corporate Digital Advantage, Worldview, and National Account Services.

            3.5.3 PROSPECTS. With respect to all Prospects, AT&T will work exclusively with AWS for the offer and sale of Service to the Prospect and will not present or offer any service to such Prospect offered by any competitor of AWS. This period of exclusivity with respect to each Prospect will run from the identification of the Prospect to either (a) the date the Prospect signs a contract with AWS in which event Section 3.5.2 shall apply, (b) six months from the last date any joint activity has taken place with respect to a Prospect with no contract being signed (unless otherwise agreed in writing by the parties),
(c) AWS informs AT&T that it is not interested in pursuing joint sales activities with respect to the Prospect, or (d) the parties mutually agree in writing to terminate joint activities with respect to the Prospect.

            3.5.4 CUSTOMER-FACING ACTIVITIES. In any Prospect- or
Subscriber-facing activities undertaken by AT&T under this Agreement, AT&T personnel performing such activities will not use the wireless services provided by any competitor of AWS during such activities.

            3.5.5 GENERAL. AT&T will refrain from offering wireless services to any Prospect or Subscriber in a manner inconsistent with the joint sales activities under this Agreement.


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4.    AWS RESPONSIBILITIES.

      4.1 DETERMINATION OF SERVICE AND EQUIPMENT TERMS AND CONDITIONS. AWS will be solely responsible for the determination of the terms and conditions under which Service and Equipment are sold to each Subscriber and End User. Upon a request from AT&T, AWS will, in a reasonably prompt manner, provide Service and Equipment pricing for use in marketing the Service to a Prospect. AT&T may use the pricing information in order to communicate with a Prospect until such time as AWS informs AT&T that the information is no longer current.

      4.2 SALES ORGANIZATION. AWS will provide reasonable assistance to AT&T in the sales and marketing of AWS Service, including, but not limited to advanced products such as AWS' wireless office service and wireless data products. This assistance will include reasonable access to AWS' Advanced Sales Organization which is trained to sell new products that may require special design for each customer.

      4.3 MARKETING MATERIALS. AWS will provide reasonable access to marketing materials to AT&T for use in AT&T's marketing efforts. In the event that AT&T creates any marketing materials on its own, AWS must review and approve such materials prior to their use by AT&T.

      4.4 PROGRAM MANAGEMENT. AWS will be responsible for activation and fulfillment of Service and Equipment to a Subscriber and the Subscriber's End Users, upon receipt of an order from the Subscriber.

      4.5 CUSTOMER CARE. AWS will provide customer care to Subscribers and to End Users through AWS' regular customer care process.

      4.6 BILLING AND COLLECTIONS. Unless otherwise agreed by the parties, AWS will be responsible for the billing and collection of all Service and Equipment charges from Subscribers and End Users and will have sole authority to settle any billing disputes. AT&T will provide reasonable assistance to AWS in AWS' efforts to collect amounts due from Large Business Customers. AWS retains sole discretion to terminate or suspend a Subscriber's account.

      4.7 TRAINING. AWS will provide training to designated AT&T personnel regarding the Service, as may be agreed by the parties, to assist AT&T in marketing the Service to Subscribers. Such training will be provided at no charge to AT&T provided, however, that any incidental costs (including but not limited to travel and living expenses) incurred by AT&T or its personnel in connection with the training will be the sole responsibility of AT&T.


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      4.8 NONDIVERSION AND PROSPECT EXCLUSIVITY.

            4.8.1 SALES INFORMATION. AWS will not use any information provided to it by AT&T to attempt to divert any customer of AT&T from using AT&T's long distance service.

            4.8.2 PROSPECTS. With respect to all Prospects, AWS will not approach a Prospect directly for the offer and sale of Service to the Prospect without the assistance of AT&T. This period of exclusivity with respect to each Prospect will run from the identification of the Prospect and through the execution of a contract for Service by the Prospect. AT&T acknowledges that AWS has other dealers and agents and that AWS makes no representation, covenant or warranty that any such dealers or agents will refrain from soliciting Prospects or End Users to AWS' Service. AWS will not provide the name or contact information of a Prospect list to such other dealers and agents during the exclusivity period with respect to such Prospect.

            4.8.3 GENERAL. AWS will refrain from offering long distance services to any Prospect or Subscriber in a manner inconsistent with the joint sales activities under this Agreement. Subject to the provisions of this Section, AWS' sales force may independently solicit prospective customers to AWS' Service.

      4.9 CONCERT. In the event that AT&T's Business Services division does not merge or otherwise combine with Concert and AT&T transfers account responsibilities for certain Prospects or Subscribers to Concert under the terms of that certain Framework Agreement entered into between AT&T and British Telecommunications, plc, dated October 23, 1998 (the "Framework Agreement"), then AWS will offer Concert an agency agreement on substantially similar material terms as those contained in this Agreement.

5.    FEES.

      5.1 REFERRAL FEE. AWS will pay referral fees to AT&T as set forth in Exhibit A.

      5.2 FEE ADJUSTMENT. Once each year after the second year of this Agreement, AWS may amend the referral fees upon 90 days' prior written notice to AT&T. AT&T may reject the amendment and terminate this Agreement by providing AWS notice of the rejection and termination between the date that AWS' amendment notice was sent and the effective date of the fee amendment. The termination of the Agreement will be effective 90 days' after the notice of the termination by AT&T.

      5.3 COMPETITIVE FEES. Should AWS extend to any other third-party, unaffiliated, non-governmental agent fees more favorable, when taken as a whole, than those contained in this Agreement for comparable or lesser levels of agent performance and under reasonably comparable terms and conditions (taking into account, among other


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things, exclusivity and nondiversion commitments) as agreed by AT&T, then AWS will offer those fees to AT&T. Any review of competitive fees will take place no more than twice per year and the offer of any changed fees will be prospective only.


6.    TERM AND TERMINATION.

      6.1 TERM. This Agreement will begin on the Effective Date and shall continue for a period of five (5) years, unless earlier terminated in accordance with this Agreement. This Agreement will automatically renew for successive one-year terms unless either party gives the other party written notice of its intent not to renew at least 90 days' prior to the end of the then current term.

      6.2 TERMINATION WITH CAUSE. In the event that either party (the "Defaulting Party") (a) breaches any material term or condition of this Agreement and has not cured such breach within thirty (30) days of notice of the breach from the other party (the "Non-Defaulting Party"), (b) becomes the subject of any proceeding in bankruptcy, (c) becomes insolvent, the Non-Defaulting Party may terminate this Agreement by giving written notice of termination to the Defaulting Party.

      6.3 TRANSITION UPON TERMINATION. Upon expiration or termination of this Agreement, AT&T and AWS will coordinate in providing an orderly transition of all the duties of AT&T relating to Service to AWS for all Subscribers and End Users referred to AWS under this Agreement. Upon such expiration or termination and in addition to any other obligations expressly set forth in this Agreement, AT&T will immediately cease using and will return to AWS, without retaining copies, (a) any unused sales or marketing materials regarding AWS Service, (b) all lists of Subscribers or End Users or other information developed or maintained by AT&T pursuant to the performance of its obligations under this Agreement, and (c) all forms, policy manuals and other information supplied to AT&T by AWS pursuant to this Agreement or which contain AWS' trademarks or service marks.

7.    RELATIONSHIP OF THE PARTIES.

      AT&T will act as a limited agent for AWS as described in this Agreement. AWS and AT&T acknowledge that their relationship is that of independent contracting parties and that this Agreement does not create a dealer, reseller, joint venture, partnership, employment relationship or franchise between them, except as otherwise expressly agreed between the parties pursuant to this Agreement.

8.    SERVICE MARKS, TRADEMARKS AND TRADE NAMES.

      Each party understands and acknowledges that the rights to use all Marks of the other are the property of such other party, and neither party shall use any of the Marks of the other without the other party's specific prior written approval. Each party warrants and represents that it is either the owner of its respective Marks or has the right to


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authorize use of such Marks. Each party shall comply with all Mark Rules pertaining to the Marks prescribed by the other party from time to time and shall obtain advance approval from the other party of all advertising which contains such other party's Marks. Any unauthorized use of the other party's Marks, or any use not in compliance with this Agreement or the Mark Rules of the other party shall constitute infringement of such other party's rights and a material breach of this Agreement. Each party acknowledges that it has no rights in or to the Marks of the other party except as provided herein and shall not acquire any rights in such Marks or expectancy to their use as a result of any use of such other party's Marks. Following the termination of this Agreement, each party shall immediately discontinue use of the Marks of the other party.


9.    CONFIDENTIALITY.

      9.1 CONFIDENTIAL INFORMATION. "Confidential Information" consists of the following: all information disclosed by one party or its agent or representative (the "Disclosing Party") to the other party or its agent or representative (the "Receiving Party") in connection with this Agreement, to the extent that (a) for information disclosed in written, graphic or other tangible form, it is designated by appropriate markings to be confidential or proprietary or (b) for information disclosed orally, it is both identified as proprietary or confidential at the time of disclosure. Notwithstanding the foregoing, all written or oral pricing and contract proposals exchanged between the parties shall be Confidential Information, whether or not so designated. Further, the following shall be AWS Confidential Information where or not so designated: AWS' training courses and other training and instructional materials, service and business manuals, promotional materials, vendor and product information, Subscriber End User lists. The following shall be AT&T Confidential Information, whether or not so designated: AT&T customer information not having to do with wireless services; AT&T customer lists or prospective customer lists for other than wireless services, all pricing information or pricing proposals for AT&T services, and AT&T vendor or product information. Other Subscriber, End User, Prospect and prospective Subscriber information, all pricing information and pricing proposals for Service and Equipment, other nonpublic business information Confidential Information is the property of the Disclosing Party and shall be returned to the Disclosing Party upon request. This Agreement is Confidential Information as to which each party is both a Disclosing Party and a Receiving Party. "Confidential Information" shall apply to every form in which information shall exist, whether or not reduced to writing, film, tape, computer disk or other form of media. Confidential Information shall be considered trade secrets of the Disclosing Party.

      9.2 NONDISCLOSURE. The Receiving Party covenants and agrees that, both during the term of this Agreement and for five years thereafter, the Receiving party and any successor entity, shall not use or disclose to any person, firm, corporation or other business entity any Confidential Information of the Disclosing Party, shall not in any other way publicly or privately disseminate any Confidential Information of the Disclosing Party, and shall not help anyone else to do any of these things. The Receiving Party will implement and maintain reasonable procedures to prevent the unauthorized use


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and disclosure of the Disclosing Party's Confidential Information. Upon
termination of this Agreement, all Disclosing Party Confidential Information in the possession of the Receiving Party or any successor entity (originals and all copies) shall be promptly returned to the Disclosing Party or destroyed.

      9.3 EXCEPTIONS. The confidentiality obligations set forth in this Section 9 will not apply to any information that:

            9.3.1 becomes known to the general public without fault or breach on the part of the Receiving Party;

            9.3.2 the Disclosing Party, disclosing its own confidential information, customarily provides to others without restriction on disclosure;

            9.3.3 the Receiving Party obtains from a third party without breach of a nondisclosure obligation and without restriction on disclosure;

            9.3.4 is furnished to a third party by the Disclosing Party without a similar restriction on such third party's rights;

            9.3.5 can by written records be shown to have been known by the Receiving Party at the time of disclosure by the Disclosing Party; or

            9.3.6 is developed independently by the Receiving Party without using any of the Disclosing Party's Confidential Information.

      9.4 CPNI. As a result of its activities under this Agreement, AT&T may have access to the CPNI of Subscribers or End Users. AT&T may not disclose such CPNI to any third party without the prior written consent of both the Subscriber or End User, as appropriate, and may use the CPNI only to the extent consented to by the Subscriber. AT&T shall treat all CPNI in full compliance with the rules governing CPNI promulgated by the Federal Communications Commission.

10.   INDEMNIFICATION.

      Each party shall defend, indemnify and hold the other party harmless from any and all costs, expenses, losses, liabilities, damages, claims and demands of every kind arising out of or relating to the acts or omissions of the other party and made against the indemnified party by third parties, including but not limited to claims for any court costs and reasonable attorneys' fees resulting from such acts or omissions. As between the parties, AWS will be responsible for product liability claims regarding the Service and the Equipment and will indemnify AT&T for such claims except to the extent that claims arise from the negligence, recklessness or willful misconduct of AT&T, including but not limited to AT&T's failure to comply with the written directions of AWS. AWS will provide the same information regarding product liability issues to AT&T that it provides to other dealers and agents. Further, AWS will provide information regarding product


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liability issues to AT&T upon request, including directions as to how to respond to certain customer inquiries. To the extent that AT&T accurately transmits such information or informs customer pursuant to AWS directions, AWS will indemnify AT&T for claims arising from such information. The indemnified party shall notify the indemnifying party promptly, in writing, in the event it receives any such claims and shall permit the indemnifying party the opportunity, at the indemnifying party's sole expense, to control the defense thereof, including the sole right to settle any such claim; provided that the indemnified party may participate in the defense of any claims concerning injunctive relief sought against the indemnified party and shall have the right to refuse any settlement that would require such injunctive relief from the indemnified party so long as such refusal is not unreasonable.


11.   DISPUTES.

      If a dispute arises between the parties in relation to this Agreement, the parties will resolve the dispute in accordance with the following procedures.

      11.1 MANAGEMENT ESCALATION. A dispute which has not been settled within 7 days of the matter being raised may be escalated by either party to management level by written notice to the other party. The AWS representative and the AT&T representative to whom a dispute must be escalated must be in a senior position and have authority to resolve disputes arising under this Agreement.

      11.2 ARBITRATION. In the event that the management escalation has failed to resolve the dispute, the dispute shall be resolved by binding arbitration, at the request of either party, in accordance with the then current commercial rules of the American Arbitration Association. The arbitration shall be conducted by a panel of three arbitrators, one selected by AWS, one selected by AT&T and the third by the first two so selected. The arbitration shall be held in New York City or such other location as shall be mutually agreeable to AWS and AT&T. The arbitration panel shall, upon the concurrence of at least a majority of its members, have the authority to render an appropriate decision or award, including the power to grant all legal and equitable remedies and award compensatory damages provided by the law of the State of New York and consistent with the terms of this Agreement but shall have no power to award punitive damages. The arbitrators shall prepare in writing and provide to the parties an award including factual findings and reasons on which the decision is based. The decision of the arbitrators shall be final and unreviewable and may be enforced in any court having jurisdiction of the parties.

      11.3 RIGHT TO SEEK INJUNCTION. Notwithstanding anything in this Section to the contrary, either party may bring court proceedings, without having engaged in a formal management escalation, to seek an injunction or other equitable relief to enforce any right, duty or obligation under this Agreement. To obtain injunctive or other equitable relief, neither party is required to post a bond or, if required by law of by the court, the other party hereby consents to a bond in the lowest amount permitted by law.


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12.   LIMITATIONS OF LIABILITY.

      EXCEPT FOR CLAIMS SUBJECT TO INDEMNITY UNDER THIS AGREEMENT OR CLAIMS FOR BREACH OF THE CONFIDENTIALITY SECTION OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (e.g., DAMAGE TO PROPERTY, LOSS OF PROFITS, LOSS OF BUSINESS REPUTATION OR OPPORTUNITY, BUSINESS INTERRUPTION, LOST SAVINGS, LOSS OF USE, LOST OR DAMAGED FILES OR DATA) WHETHER THE UNDERLYING CLAIM IS BASED ON CONTRACT, TORT, STATUTE OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS .


13.   GOVERNING LAW.

      This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

14.   NOTICES.

      All notices and other communications hereunder shall be given in writing and shall be deemed to have been duly given and effective (i) upon receipt if delivered in person, by cable, telegram, telecopy or telex, (ii) one day after deposit prepaid with a national overnight express delivery service, or (iii) three business days after deposit in the United States mail (registered or certified mail, postage prepaid, return receipt requested):

            If to AT&T:

            ______________________________
            ______________________________
            ______________________________
            ______________________________


            With a copy to:

            ______________________________
            ______________________________
            ______________________________
            ______________________________


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            If to AWS:

                  (if delivered by overnight express)
                  AT&T Wireless Services, Inc.
                  7277 -- 164th Avenue NE
                  Redmond, WA  98052
                  Attn: Vice President - Marketing

                  (if delivered by regular mail)
                  AT&T Wireless Services, Inc.
                  P.O. Box 97061
                  Redmond, WA  98073-9761
                  Attn: Vice President - Marketing

            With a copy to:

                  AT&T Wireless Services, Inc.
                  Attn: Legal Department
                  at the addresses set forth above

15.   ENTIRE AGREEMENT.

      This Agreement represents the entire Agreement between the parties hereto with respect to the matters addressed in this Agreement and, except as expressly provided herein, shall not be affected by reference to any other documents.

16.   SURVIVAL OF OBLIGATIONS.

      AWS' and AT&T's obligations under Sections 2.3, 3.5, 4.8, 6.4, 8, 9, 10, 11, 12, 13, 14, 15, 17, 18, 19, 21 of this Agreement shall survive the termination of this Agreement. Further, this Agreement shall be valid as to any obligation incurred prior to termination of this Agreement.

17.   REMEDIES CUMULATIVE.

      The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which a party would otherwise have.

18.   ASSIGNMENT.

      Neither party shall assign its rights and obligations hereunder without the other party's prior written consent, which shall not be unreasonably withheld; provided that either party may assign its rights and obligations to an Affiliate upon written notice to the other party without requiring such consent. Assignment includes any transaction which results in the change of control of a party. Any purported assignment without a required consent shall be void. To the extent not prohibited hereby, this Agreement shall be


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binding upon and inure to the benefit of AWS and AT&T and their permitted successors and assigns.

19.   SEVERABILITY.

      If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provisions of this Agreement that can be given an effect without the invalid provision. Further, all terms and conditions of this Agreement shall be deemed enforceable to the fullest extent permissible under applicable law, and, when necessary, the court is requested to reform any and all terms or conditions to give them such effect.

20.   AUTHORITY.

      Each person signing below hereby warrants and represents that he or she has full authority to execute this Agreement for the party on whose behalf he or she is signing.

21.   NO WAIVER.

      No failure by either party to take action on account of any default or breach of this Agreement by the other party shall constitute a waiver of any such default or breach, or of the performance required of the parties under this Agreement.

22.   CHANGE OF CONTROL.

      In the event of a Change of Control of a party, the other party may terminate this Agreement upon 30-days' prior written notice to the first party provided that such notice is received by the first party within 30 days of the effective date of the Change of Control. Upon such termination, the parties' obligations under Sections 3.5.3 and 4.8.2 will terminate and AT&T's obligations under Section 3.5.2 will terminate with respect to wireless services beyond any Subscriber's contractual commitment to AWS. Each party would continue to be bound by its obligations to refrain from using the confidential and proprietary information of the other party.


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EXECUTED as of the day and year first above written.

AT&T: AT&T CORPORATION

            By:     ______________________________________

            Printed Name:  _______________________________

            Title:  ______________________________________


AWS:        AT&T WIRELESS SERVICES, INC.

            By:   ________________________________________

            Printed Name:  _______________________________

            Title:  ______________________________________



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